EXIBIT 32.2:  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

         In connection with the accompanying Quarterly Report on Form 10-Q of Pathfinder Cell Therapy, Inc. for the quarter ended March 31, 2013, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Pathfinder Cell Therapy, Inc.

Dated: May 15, 2013	/s/ John M. Benson
Name: John M. Benson
Title: CFO

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Pathfinder Cell Therapy, Inc. and will be retained by Pathfinder Cell Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.